Exhibit 16.1

[on PricewaterhouseCoopers letterhead]

April 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Capital Bank Corporation and the Capital Bank 401(k) Retirement Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated April 8, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours, /s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

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